Exhibit 99.2

IA BANCORP, INC.

REVOCABLE PROXY FOR

SPECIAL MEETING OF SHAREHOLDERS

[INSERT DATE], 2017

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints the Board of Directors of IA Bancorp, Inc. (the “Company”), and each of them to vote all of the shares of the Company standing in the undersigned's name at the Special Meeting of Shareholders of the Company, to be held at [Insert Location], on [Insert Day of Week], [Insert Date] at [Insert Meeting Time], and at any adjournment thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

This proxy will be voted as specified below. If no choice is specified, the proxy will be voted "FOR" approval of the Agreement and Plan of Reorganization, and “FOR” the adjournment of the special meeting to solicit additional proxies, if necessary.

1.	To approve the Agreement and Plan of Reorganization dated as of June 7, 2017, by and between BCB Bancorp, Inc. (“BCB”) and the Company, as amended from time to time, pursuant to which the Company will merge with and into BCB, as more fully described in the attached proxy statement/prospectus.

☐	FOR THE AGREEMENT
☐	AGAINST THE AGREEMENT
☐	ABSTAIN

2	To approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement and the merger

☐	FOR AN ADJOURNMENT, IF NECESSARY
☐	AGAINST THE ADJOURNMENT
☐	ABSTAIN

3.	In their discretion, such other business as may properly come before the meeting.

Dated:                                , 2017.

Signature

Signature

(Please sign exactly as your name appears. When signing as an executor, administrator, guardian, trustee or attorney, please give your title as such. If signer is a corporation, please sign the full corporate name and then an authorized officer should sign his name and print his name and title below his signature. If the shares are held in joint name, all joint owners should sign.)

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE.